UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2023

Shoals Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39942	85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

(615) 451-1400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023, Shoals Technologies Group, Inc. (the “Company”) announced that it has appointed Brandon Moss as Chief Executive Officer of the Company, effective as of July 17, 2023 (the “Effective Date”). Mr. Moss, age 44, will join the Company from Southwire Company, one of North America’s largest wire and cable developers, manufacturers and suppliers, where he has served in various positions including most recently as President, Tools, Components & Assembled Solutions Business since 2014. In that position, among other responsibilities, he led an autonomous business unit and built a business platform. Prior to that, he was Vice President, Retail Sales from 2009 to 2013 and Director of Sales from 2007 to 2009. Mr. Moss earned a Master of Business Administration from Wake Forest University and a Bachelor’s degree in Marketing from Miami University.

In connection with Mr. Moss’ appointment as Chief Executive Officer of the Company, the Company and Mr. Moss entered into an offer letter that sets forth the terms of his employment with the Company, dated as of June 11, 2023 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Moss will be eligible to receive the following: (i) an initial annual base salary of $725,000; (ii) an annual cash bonus with a target bonus opportunity equal to 100% of base salary, with Mr. Moss’ annual cash bonus for calendar year 2023 to be prorated based on the number of days he is employed by the Company in 2023, payable no later than March 15, 2024 and subject to Mr. Moss’ continued employment through the bonus payment date; (iii) certain equity awards granted under the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan, as it may be amended, restated or otherwise modified from time to time (the “LTIP”), as described in further detail below; and (iv) a cash award of $500,000 intended to reimburse Mr. Moss for the forfeited cash award previously granted to him by his former employer, with $250,000 payable on the first payroll following the Effective Date and $250,000 payable on the one-year anniversary of the Effective Date; provided, that each portion of such cash award is subject to clawback during the one-year period following the applicable payment date if Mr. Moss is terminated by the Company for “cause” (as defined in the LTIP) or resigns without “good reason” (as defined in the Offer Letter).

Pursuant to the Offer Letter, subject to his commencement of employment with the Company on the Effective Date, Mr. Moss is eligible to receive the following equity awards on the Effective Date: (i) an equity award in respect of the full fiscal year 2023 valued at approximately $3,300,000, calculated based on the Fair Market Value of the Common Stock (each as defined in the LTIP) on the Effective Date, granted (x) 50% in the form of time-based restricted stock units of the Company (“RSUs”), vesting one-third on each of the first, second and third anniversaries of the Effective Date, subject to continued employment through each such vesting date, and (y) 50% in the form of performance-based restricted stock units of the Company, with a three-year performance period (fiscal years 2023 through 2025) and any applicable vesting to occur on the applicable performance certification date (which date will occur no later than March 31, 2026), subject to continued employment through the performance certification date; and (ii) a grant of RSUs valued at approximately $1,100,000, calculated based on the Fair Market Value of the Common Stock on the Effective Date, vesting in full on the one-year anniversary of the grant date, subject to continued employment through such vesting date, with such equity award intended to reimburse Mr. Moss for the forfeited equity award previously granted to him by his former employer.

Pursuant to the Offer Letter, Mr. Moss agreed to relocate to the metropolitan area of the Company’s corporate headquarters by December 31, 2025, and in connection therewith, the Company will pay him the relocation expenses set forth in the Offer Letter, which expenses are subject to a clawback in the event (i) Mr. Moss’ employment is terminated by the Company for cause or if he resigns without good reason, or (ii) Mr. Moss fails to relocate, in each case, prior to December 31, 2025.

Mr. Moss’ employment with the Company is conditioned upon his execution of a participation agreement within 10 days following the Effective Date, which will evidence his agreement to participate in the Shoals Technologies Group, Inc. Executive Severance Plan (the “Severance Plan”). However, in the event that the Company amends or terminates the Severance Plan, Mr. Moss will continue to have the same rights under the Offer Letter with respect to the Severance Plan benefits and obligations as if the Severance Plan had not been amended or terminated. The terms of the Severance Plan were previously described in the Company’s Current Report on Form 8-K filed on February 27, 2023.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the text of the Offer Letter, a copy of which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Moss does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Moss and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Moss and any other person pursuant to which Mr. Moss was selected as an officer of the Company.

Prior Interim Chief Executive Officer

Effective as of the Effective Date, Jeffery Tolnar, the Company’s President who has served as the Company’s interim Chief Executive Officer since March 15, 2023, will no longer serve in such capacity and will continue to serve as the Company’s President.

Item 7.01. Regulation FD Disclosure.

On June 14, 2023, the Company issued a press release announcing Mr. Moss’ appointment as Chief Executive Officer. A copy of the press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of June 11, 2023, by and between Brandon Moss and Shoals Technologies Group, Inc.

99.1	Press Release issued by Shoals Technologies Group, Inc. dated June 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
Name: Dominic Bardos
Title: Chief Financial Officer

Date: June 14, 2023